EXHIBIT 2(b)


                             ASSUMPTION AGREEMENT

      This Assumption Agreement, dated as of December 1, 2002 (this "Agreement"), is by and among The Millers Insurance Company, a Texas property and casualty insurance company ("Millers"), Millers General Agency, Inc., a Texas corporation ("MGA"), and Phoenix Indemnity Insurance Company, an Arizona property and casualty insurance company ("Phoenix").

                            PRELIMINARY STATEMENTS

      A. Hallmark Financial Services, Inc., a Nevada corporation, Millers American Group, Inc., a Texas corporation, and Millers have entered into that certain Purchase Agreement, dated as of November 26, 2002 (the "Purchase Agreement").

      B. Millers owes Phoenix an intercompany payable in connection with reinsurance obligations and overpayment of tax liabilities (the "Intercompany Payable") which, as of September 30, 2002, was in the amount of $478,054.00.

      C. The assumption of the Intercompany Payable by MGA is a condition precedent to the consummation of the transactions contemplated by the Purchase Agreement.

                            STATEMENT OF AGREEMENT

      NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants set forth herein and in the Purchase Agreement, and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. Assumption of Liabilities. MGA hereby assumes and agrees to perform, pay or cause to be paid, and fully discharge when due the Intercompany Payable in an aggregate amount not to exceed $480,000.00 effective as of December 1, 2002 (the "Assumed Liability").

      2. Liabilities Not Assumed. Except for the Assumed Liability, MGA has not agreed to pay or assume, shall not be required to pay or assume and shall not have any liability or obligation with respect to, and shall not assume, and Millers shall remain liable for, any and all liabilities of Millers other than the Assumed Liability. Phoenix represents and warrants that the Assumed Liability is the full amount of all liabilities owed by Millers to Phoenix.

      3. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

      4. Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party, which consent will not be unreasonably withheld.

      5.     Purchase Agreement.   The Purchase  Agreement shall survive  the
 execution and delivery of this Agreement.

      6.     Governing  Law.    This Agreement  shall  be  governed  by,  and
 construed in accordance with, the laws of the State of Texas without regard to its conflict of law principles.

      7. Counterparts. This Agreement may be executed and delivered in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

      8.     Amendment.   This  Agreement  may  not be  amended  or  modified
 except by an instrument in writing executed by each of the parties hereto.

      9. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon the determination that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

      10. Waiver and Consent. Phoenix hereby waives any notice requirements and any other rights that it may have and hereby consents to the assumption of the Assumed Liability by MGA pursuant to the terms of this Agreement. Phoenix hereby acknowledges that the assumption of the Assumed Liability by MGA will be effective as of the date hereof.


                           [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first above written.


                          THE MILLERS INSURANCE COMPANY



                          By:    ____________________________________________
                          Name:  ____________________________________________
                          Title: ____________________________________________


                          MILLERS GENERAL AGENCY, INC.



                          By:    ____________________________________________
                          Name:  ____________________________________________
                          Title: ____________________________________________


                          PHOENIX INDEMNITY INSURANCE COMPANY



                          By:    ____________________________________________
                          Name:  ____________________________________________
                          Title: ____________________________________________